UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2014

SPEED COMMERCE, INC.

(Exact name of Registrant as specified in its charter)

Minnesota	000-22982	41-1704319
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1303 E. Arapaho Road, Suite 200

Richardson, TX 75081

(Address of principal executive offices)

Registrant’s telephone number, including area code: (866) 377-3331

                                          Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 12, 2014, Jeffrey B. Zisk, a member of the Board of Directors of Speed Commerce, Inc. (the “Company”) and president of Speed Commerce, Corp., a wholly-owned subsidiary of the Company, established a pre-arranged stock trading plan to sell up to approximately 8.6% of his shares of the Company’s stock. Under this trading plan Mr. Zisk may sell, on a periodic basis without further direction from him, up to one million shares of the Company’s stock, in accordance with certain minimum price and volume limitations and the terms and conditions set forth in the 10b5-1 Plan, prior to July 31, 2015. This stock trading plan is part of Mr. Zisk’s long-term strategy for asset diversification and liquidity. The 10b5-1 Plan is designed to comply with Rule 10b5-1 under the Securities and Exchange Act of 1934, as amended, and the Company’s insider trading policy.

Transactions made pursuant to the 10b5-1 Plan will be disclosed publicly through Forms 144 and Form 4 filings with the Securities and Exchange Commission. Except as may be required by law, the Company does not undertake to report on specific Rule 10b5-1 plans of the Company’s officers and directors, nor to report modifications or terminations of such plans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SPEED COMMERCE, INC.

Dated: August 14, 2014	By:	/s/ Ryan F. Urness
Name: Ryan F. Urness
Title: General Counsel and
Secretary